Exhibit 16.1

June 12, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:	Dethrone Royalty Holdings, Inc.
File No.:	333-170393

Commissioners:

We have read the Item 4.01 of the Form 8-K/A dated June 14, 2013 of Dethrone Royalty Holdings, Inc. and are in agreement with the statements insofar as they relate to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ PMD Helin Donovan, LLP
PMD Helin Donovan, LLP